UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

BigBear.ai Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following contains a webpage with information regarding the BigBear.ai Holdings, Inc. (“BigBear.ai” or “Company”) Retail Voting Program (the “Program”), which allows for stockholders to opt-in to vote their shares in line with the Company’s Board of Directors’ (the “Board”) recommendation. The following information was first made available to stockholders on or about March 31, 2026.

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BigBear.ai Landing Page

BigBear.ai FAQs from Website

Additional Information and Where to Find It

BigBear.ai intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for future annual meetings and any special meetings as well. The Definitive Proxy Statement for any annual or special meeting will contain important information about the matters to be voted on at that specific meeting.

STOCKHOLDERS OF BIGBEAR.AI ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT BIGBEAR.AI WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIGBEAR.AI AND THE MATTERS TO BE VOTED ON AT THAT SPECIFIC MEETING.

Stockholders will be able to obtain free copies of these annual or special meeting documents, and other documents filed with the SEC by BigBear.ai, through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from BigBear.ai by contacting BigBear.ai’s Investor Relations by e-mail at investors@bigbear.ai, or by going to BigBear.ai’s SEC Filings page on its website at https://ir.bigbear.ai/.

Participants in Solicitations

BigBear.ai, its directors and executive officers and other members of management and employees may be deemed to be participants with respect to any solicitation by BigBear.ai. Information about BigBear.ai’s executive officers and directors is available in the Company’s Definitive Proxy Statement, which was filed with the SEC on April 29, 2025, and will be made available in BigBear.ai’s Definitive Proxy Statement with respect to the Company’s 2026 Annual Meeting of Stockholders. To the extent holdings by BigBear.ai’s directors and executive officers of the Company’s securities reported in the Definitive Proxy Statement, filed with the SEC on April 29, 2025, have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by BigBear.ai are also available free of charge by accessing BigBear.ai’s SEC Filings page on its website at https://ir.bigbear.ai/.